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    Following the acquisition of Wyman-Gordon, we integrated Wyman-Gordon's financial reporting with our financial reporting. We classified Wyman-Gordon's operations into business segments according to product characteristics and combined them with our existing business segments. As a result, we added Forged Products as an additional business segment of our operations, and made certain modifications to our other segments, including the transfer of a small portion of our Precision Alloy Products segment to our Industrial Products Segment. In light of these modifications, we relabeled our "Precision Alloy Products" segment as "Investment Cast Products" to reflect the primary products produced by that segment. Therefore, our operations now include four principal business segments: Investment Cast Products, Forged Products, Fluid Management Products and Industrial Products. Each of these four business segments is described below.

INVESTMENT CAST PRODUCTS

    Our Investment Cast Products segment includes our subsidiaries PCC Structurals, Inc., PCC Airfoils, Inc. and Wyman-Gordon Investment
Castings, Inc. These three subsidiaries manufacture investment castings for aircraft engines, IGT engines, airframes, medical prostheses and other industrial applications. We primarily sell our Investment Cast Products to the aerospace market.

Investment Castings

    We are the market leader in manufacturing large, complex structural investment castings, and we are the leading manufacturer of airfoil investment castings used in jet aircraft engines. We manufacture investment castings for every available jet aircraft engine program in production or under development by our key customers. We are leveraging our experience and expertise in large, complex structural and airfoil investment castings to manufacture castings for IGT engines used for electric power generation

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and we have expanded into the structural airframe market. In addition, we make investment castings for use in the automotive, medical prosthesis, satellite launch vehicle and general industrial markets.

    Investment casting technology involves a technical, multi-step process that uses ceramic molds in the manufacture of metal components with more complex shapes, closer tolerances and finer surface finishes than parts manufactured using other casting methods. The investment casting process begins with the creation of a wax pattern of the part to be cast, along with pathways through which molten metal flows into the ceramic mold. A ceramic shell is then formed around the wax pattern followed by removal of the wax from the ceramic shell by melting and draining the wax. Finally, molten metal is poured into the ceramic shell, the shell is removed, and the part undergoes final processing and inspection.

    Because of the complexity of the manufacturing process and the application of proprietary technologies, we believe we currently are the only manufacturer that can consistently produce the largest complex structural investment castings in quantities sufficient to meet our customers' quality and delivery requirements. Our emphasis on low cost, high quality products and timely delivery has enabled us to become one of the leading suppliers of structural and airfoil castings for jet aircraft engines, to increase our market share of IGT castings and to expand into the structural airframe market.

    Trends in the commercial aerospace market are a critical determinant of demand for our precision investment casting products. Beginning in 1995, demand for investment castings strengthened, primarily due to increased demand from the commercial aerospace industry, which had been in a cyclical downturn since 1991. However, during fiscal 1999, demand decreased in the commercial aerospace market as worldwide aircraft production reached its peak. The decrease in demand was due in part to the decline in wide-body aircraft orders for the Asian market where depressed economic conditions have curbed spending for new aircraft.

    Large jet aircraft engines are manufactured by a small number of suppliers, including General Electric, Pratt & Whitney, Rolls-Royce, and several joint ventures. As a result, we believe a high level of customer service and strong long-term customer relationships will continue to be important to achieving our goals. We have been supplying castings for jet engines to GE for more than 25 years, and we have been supplying Pratt & Whitney (a division of United Technologies) with castings for more than 20 years for its military jet engines and more than 15 years for its commercial jet engines. In addition, we have supplied small structural investment castings to Rolls Royce for more than 10 years and we have more recently begun supplying Rolls Royce with large, structural castings for use in its new Trent series of aircraft jet engines. As we have been able to cast larger and more complex parts, manufacturers of large jet aircraft engines have made increasing use of our structural castings.

Aerospace Structural Castings

    Our structural castings business includes the largest diameter stainless steel, nickel-based superalloys and titanium investment castings in the world, as well as a variety of smaller structural castings. These castings are stationary components that form portions of the fan, compressor, combustion and turbine sections of the jet aircraft engine, where strength and structural integrity are critical. Structural investment castings are sold primarily as original equipment to jet aircraft engine manufacturers.

    We believe that trends in the manufacturing of aircraft jet engines will continue to increase our revenues per engine. As the design of new generation aircraft engines has emphasized increased thrust, higher fuel efficiency and reduction of noise and exhaust emissions, engine operating temperatures and pressures have increased. These conditions require the use of engine parts made of alloys that are able to withstand extreme operating conditions and provide an optimum strength-to-weight ratio. Many of these alloys are particularly suited for use in the investment castings we manufacture. In addition, titanium, a metal with a lower melting temperature than stainless steel or superalloys, is used in all but

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the hottest parts of the engine because of its considerable weight savings.
Titanium is an exceptionally difficult metal to cast because of its reactivity to other elements. However, we have developed the necessary technology and manufacturing processes to cast large, complex investment castings in titanium alloys. Many new generation engines, which are expected to be built through the next decade and beyond, make significantly greater use of our products than did prior engine designs. We manufacture structural investment castings for all three jet aircraft engines used on the Boeing 777 aircraft, and we are the sole supplier of structural investment castings for the GE90 jet engine. We also manufacture the intermediate case and the tail bearing housing for the new Rolls Royce Trent series of engines. These are the largest structural investment castings for jet aircraft engines in the world.

    We have also expanded into the structural airframes market. These airframe components are manufactured primarily from titanium and aluminum alloys. Aircraft manufacturers have begun to show substantial interest in using investment castings for airframe applications such as aileron and flap hinges, pylons (engine mounts) and wing spars and wing ribs.

Aerospace Airfoil Castings

    We manufacture precision cast airfoils, which include the stationary vanes and rotating blades used in the turbine section of aircraft jet engines. This engine section is considered the "hot" section, where temperatures may exceed 2,400 degrees Fahrenheit. These conditions require use of superalloys and special casting techniques to manufacture airfoil castings with internal cooling passageways that provide both high performance and longer engine life.

    We use various casting technologies to produce turbine airfoils. We employ conventional casting processes to produce equiaxed airfoil castings, in which the metal grains are oriented randomly throughout the casting. A more advanced process enables us to produce directionally solidified ("DS") airfoil castings, in which the metal grains are aligned longitudinally. This alignment decreases the internal stress on the weakest portion of a metal part where the various grains adjoin, thereby providing increased strength and improved efficiencies in engine performance over equiaxed parts. An even more advanced process enables us to produce single crystal ("SX") airfoil castings, which consist of one large superalloy crystal without grain boundaries. SX castings provide greater strength and performance characteristics than either equiaxed or DS castings, as well as longer engine life.

    As engine sizes grow to generate greater thrust for larger aircraft, the turbine sections of these engines must work harder and burn hotter. As a result, the major aircraft engine manufacturers have increasingly been designing their engines with DS and SX blades. The DS and SX cast airfoils we build, with their complex cooling passages, have been instrumental in enabling these engines to operate at higher temperatures. SX cast airfoils are used both in new and redesigned engines, particularly in jet engines used in military applications where performance requirements are higher, and blade life is shorter than in commercial engines.

    The demand for aerospace airfoil castings is determined primarily by the number and type of engines required for new jet aircraft, the frequency of engine repairs and the inventory levels of replacement parts maintained by the principal jet aircraft engine manufacturers and repair centers. A jet engine's airfoil components have shorter useful lives than structural investment castings and are replaced periodically during engine maintenance. As a result, our sales of aerospace airfoil castings are less affected by the cyclical patterns of the aerospace industry than are our sales of structural investment castings. The timing for replacement of aerospace airfoil castings principally depends on the engine's time in service and the expected life of the airfoil casting. Based upon information from our major customers, we believe that approximately
50 percent of our sales of cast airfoils are used as replacement parts.

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IGT Castings

    In fiscal 1994, we began to focus on the manufacture of airfoil castings for IGT engines. We targeted this market because we believe (1) the performance and reliability standards we have developed in the manufacture of aerospace airfoil castings are applicable to the manufacture of IGT airfoils,
(2) the worldwide market for IGT airfoils is large (approximately $500 million) and growing, and (3) there are a small number of suppliers in this market. Our IGT products consist of airfoil castings and high-temperature combustion hardware used in large, land-based gas turbines designed for electrical power generation. In addition, we manufacture structural and airfoil castings for aircraft-derivative gas turbine engines which are also used for power generation as well as other industrial and military land and marine-based applications.

    IGT manufacturers have significantly improved the efficiency and reduced the pollution profiles of industrial gas turbines, principally by incorporating component-level advances that are included not only in new engines but also in the refurbishing and upgrading of existing turbines. We have leveraged our DS and SX airfoil casting knowledge from the aerospace market into the IGT market to produce blades and vanes that are better able to withstand the extreme heat and stresses of new higher-temperature gas turbines. IGT engines are built with investment castings that are similar, but generally larger, than blades and vanes manufactured by us for the aerospace market. Because of their size, IGT airfoils are more difficult to cast than smaller aerospace airfoils with the same properties.

    Since industrial gas turbines are primarily used in electrical power generation, castings sales for new IGT engines are tied to the growth of global electricity consumption, while demand for replacement parts depends on the size and usage rate of the installed base. Gas turbine power generation has several advantages over other power-generation methods, such as coal and nuclear-powered facilities, including lower average capital cost, shorter installation and regulatory approval time, ease of adding a new industrial gas turbine engine to an existing power plant to increase output and the clean-burning characteristics of natural gas. We believe these advantages have led to increased demand for gas turbine engines.

Other Investment Casting Products

    Our strategy for profitable growth also includes the pursuit of new opportunities for our existing investment casting technology. We have been expanding the application of our investment casting technology in the automotive, medical prosthesis, satellite and general industrial markets by manufacturing such products as turbocharger wheels, artificial hips and knees, parts for satellite launch vehicles and impellers for pumps and compressors.

FORGED PRODUCTS

    We are among the leading manufacturers of forged products for the aerospace, industrial gas turbine, and energy markets. Our Forged Products segment was added as a result of our acquisition of Wyman-Gordon and consists of the forging operations of Wyman-Gordon. Forged Products' aerospace and IGT sales primarily derive from the same large engine customers served by the Investment Cast Products segment, with additional aerospace sales going to manufacturers of landing gear and other airframe components. Similarly, the dynamics of the aerospace and IGT markets, as described in the Investment Cast Products section, above, are virtually the same for Forged Products.

    We manufacture components from sophisticated titanium and nickel alloys for jet engines including fan discs, compressor discs, turbine discs, seals, spacers, shafts, hubs and cases. Our airframe structural components are used on both commercial and military aircraft and include landing gear beams, bulkheads, wing spans, engine mounts, struts, wing hinges, wing and rail flaps and housings. These parts may be made of titanium, steel, aluminum or other alloys. We provide products for use in power plants worldwide as well as in oil and gas industry applications. We produce rotating components, such as

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discs and spacers, and valve components for land-based steam turbine and gas turbine generators, and in addition, also manufacture shafts, cases, and compressor and turbine discs for marine gas engines. We produce a variety of mechanical and structural tubular forged products, primarily in the form of extruded seamless pipe, for the domestic and international energy markets, which include nuclear and fossil-fueled power-plants, cogeneration projects and retrofit and life extension applications. For naval defense applications, we supply components for propulsion systems for nuclear submarines and aircraft carriers as well as pump, valve, structural and non-nuclear propulsion forgings.

    The forging process involves heating metal and shaping it through pressing or extrusion. These forged products can be produced from titanium, steel, or high-temperature nickel alloys. Forging is conducted on hydraulic presses with capacities ranging up to 55,000 tons.

    We believe that we are the world leader in producing forged rotating components for use in jet aircraft engines. These parts are forged from purchased ingots that are converted to billets in our cogging presses and from metal powders (primarily nickel alloys) that are produced, consolidated, and extruded into billet entirely in our own facilities.

    Forging comprises one of five different manufacturing processes, depending on the raw materials and the product application. In open die forging, the metal is pressed between dies that never completely surround the metal, thus allowing it to be observed during the process. This manufacturing method is used to create relatively simple, preliminary shapes to be processed further by closed-die forging. Closed-die forging involves pressing heated metal into required shapes and sizes determined by machined impressions in specially prepared dies that completely surround the metal. This process allows the metal to flow more easily within the die cavity and, thus, produces forgings with superior surface finish and tighter tolerances, with enhanced repeatability of the part shape.

    The conventional, closed die, multi-ram process, which is employed on our 20,000 and 30,000 ton presses, enables us to produce complex forgings with multiple cavities, such as valve bodies, in a single heating and pressing cycle. Dies may be split on either a vertical or a horizontal plane, and shaped punches may be operated by side rams, piercing rams, or both. This process also optimizes grain flow and uniformity of deformation, as well as reducing machining requirements.

    Isothermal forging is a closed-die process in which the dies are heated to the same temperature as the metal being forged, typically in excess of 1,900 degrees Fahrenheit. Because the dies may oxidize at these elevated termperatures, the forging process is done in a vacuum or inert gas atmosphere. Our isothermal press produces near-net shape components, requiring less machining by our customers.

    Finally, the extrusion process is capable of producing thick-wall, seamless pipe, with outside diameters of up to 48 inches and wall thicknesses from 0.5 inches up to seven inches for applications in the oil and gas industry, including tension leg platforms, riser systems, and production manifolds. Our 35,000-ton vertical extrusion press is one of the largest and most advanced in the world. In addition to solid metals, powdered materials can be compacted and extruded into forging billets with this press.

FLUID MANAGEMENT PRODUCTS

    The Fluid Management Products segment includes all of the businesses within PCC Flow Technologies, Inc. We entered the fluid management market in July 1996 with the acquisition of the NEWFLO Corporation. Subsequent acquisitions, which included Crown Pumps, OIC Valves, Baronshire Engineering, Environment/One, TBV, Sterom, Reiss Engineering and Valtaco have enabled PCC Flow Technologies to further expand its product lines and markets. Our Fluid Management products are sold primarily to the general industrial and energy markets.

    We design, manufacture, market and service a broad range of high-quality fluid-handling industrial valves and pumps. Our finished fluid management products are manufactured primarily from castings,

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forgings and fabricated steel parts. We sell these products worldwide to a wide range of end-user markets under well-established brand names.

    The manufacturing process for fluid management products requires knowledge of multiple metalforming and processing technologies, including casting, machining, welding, heat treating, assembly and processing of metal components. Testing procedures, materials management and traceability, and quality control are also important aspects of our operations.

    We use our substantial knowledge of fluid management technologies, complex metal component manufacturing techniques and our end-user markets to develop, produce and sell engineered valves and pumps that we believe provide customer benefits superior to those of other manufacturers. Many of the products we offer are customized to end-user requirements or designed for specialized applications. Our maintenance, repair and service centers, extensive distribution network and inventory of products enable us to provide responsive service and timely deliveries to customers, thereby enhancing the marketability of our products. We believe our brand names, quality products and responsive service network also lead to repeat orders, stable demand and customer loyalty.

Valves

    We manufacture and market specialty industrial and general purpose valves, fittings and flanges, principally for the chemical, refining, energy, pulp and paper, and marine markets. Our valve products consist primarily of multi-turn industrial valves, check valves, quarter-turn industrial ball and plug valves, double block and bleed dual expanding plug valves, four-way diverter valves and valve operators, stainless steel butterfly valves and corrosion-resistant titanium ball valves. We believe our General Valve positive shut-off, double block and bleed valve and our Technocheck hinged check valves are among the most technologically advanced products of these types sold in the fluid control market.

Pumps

    We manufacture and market a complete line of general purpose and specialty pumps for power, cogeneration, geothermal, municipal, residential and industrial (including petroleum, chemical, mining, marine, and pulp and paper) applications. We also supply repair parts and service for pumps. Our pump products consist primarily of single-suction and double-suction centrifugal pumps, submersible and non-clog pumps, booster pump systems, vertical turbine, mixed-flow and axial-flow pumps and grinder pumps. We believe our Johnston vertical turbine pumps, our PACO booster systems and "Smart Pumps" and our E/One low-pressure sewer systems are among the leading products sold in the fluid-handling market.

Services

    We maintain a number of service and repair facilities as well as stocking warehouses in the U.S. and Canada which provide aftermarket maintenance, repair, pre-sale modification services and inventory availability for our large installed base of fluid management products, as well as repair and replacement of fluid management products of other manufacturers. The market for replacement units, repair parts and repair services generally offers us higher margins and is less dependent on industry economic conditions than the market for equipment for new industrial facilities. We believe approximately 43 percent of our sales of fluid management products are derived from after-market service and repair activities.

INDUSTRIAL PRODUCTS

    The Industrial Products segment includes our subsidiaries PCC Specialty Products, Inc., J&L Fiber Services, Inc. and Advanced Forming Technology, Inc. ("AFT"). PCC Specialty Products manufactures a broad range of cold-forming header and threader tools and gundrills, and manufactures machines for

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vertical and horizontal boring, fastener production and gundrilling, principally for automotive and other machine tool applications. Our tooling business includes product lines manufactured by Reed-Rico-Registered Trademark-, Astro Punch-Registered Trademark- and Eldorado. Our machines business includes product lines manufactured by Olofsson, PCC Pittler, Reed-Rico-Registered Trademark- and Eldorado. J&L Fiber Services produces refiner plates and screen cylinders for use in the pulp and paper industry. AFT manufactures metal-injection-molded, metal-matrix-composite, and ThixoFormed-TM-components for numerous industrial applications. Our Industrial Products are sold primarily to the general industrial, automotive and pulp and paper markets.

    We maintain the number one or two position in our served markets for industrial metalworking tools, and we have strong market positions in the manufacture of metalworking machines for general industrial markets. We entered these markets in March 1995 with the acquisition of Quamco, Inc. Since that time, we have increased our presence in the industrial metalworking tools and machines markets with three additional acquisitions. The acquisitions of Olofsson and Astro Punch-Registered Trademark-, both acquired in fiscal 1997, and PCC Pittler, acquired in fiscal 1998, complemented our capabilities as a leading manufacturer of highly engineered industrial metalworking tools and machines. In fiscal 1998, we acquired J&L Fiber Services, Inc., a manufacturer of metal refiner plates and screen cylinders for the pulp and paper industry.

    We believe we have been able to maintain our leading market positions due to the quality of our products, the continued development of new technologies, brand name recognition and customer service.

Metalworking Tools

    We design, manufacture and distribute a wide variety of precision metalworking tools to industrial companies that serve the automotive, appliance, construction, farm equipment, medical and aerospace industries. Our industrial metalworking tools consist primarily of heading, threading and gundrilling tools. Our gundrilling tools are used to drill precision holes to very close tolerances in such products as turbine engines, engine blocks, cylinder heads, transmission shafts, connecting rods and medical prostheses.

Metalworking Machines

    We design, manufacture and distribute several types of metalworking machines primarily for the automotive industry. Our industrial metalworking machines include threading machines and attachments, gundrilling machines and computer-controlled specialized machine systems for boring and turning applications. Our threading machines and attachments are used to form a variety of threaded parts and fasteners.

Refiner Plates and Screen Cylinders

    We are the world leader in the design, manufacture and sale of refiner plates to the pulp and paper production markets. Refiner plates, which are highly engineered metal castings, are an integral part of the wood pulping process. Refiner plates separate wood chips into component fibers as pulp is transported through the system, and affect the ultimate quality of the paper produced. In addition, we manufacture conventional and rebuildable screen cylinders which are metal filtering devices inside pressure vessels that separate the usable wood fiber from undesirable elements in the pulp slurry mix. More than 90 percent of J&L Fiber Services' sales are used as replacement parts.

Metal-Injection-Molded, Metal-Matrix-Composite, and Thixoformed-TM- Components

    We are the largest producer of powdered metal parts manufactured by a metal-injection-molding ("MIM") process. We are also a leading supplier of tungsten carbide cutting tools and wear parts manufactured by a powdered metal press and sinter process. In addition, we manufacture advanced

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technology, lightweight, net-shape, metal-matrix- composite parts that are made by combining aluminum and silicon carbide ("AlSiC," a registered trademark of the Company) using a patented pressure-infiltration-casting-process. We have also expanded into ThixoForming-TM-, an advanced technology alternative to conventional die casting in which materials such as magnesium, aluminum or zinc are injected in a semi-solid (thixotropic) state into a mold under vacuum conditions. The result is a high-density, complex component with superior materials properties and precise dimensional tolerances as compared to a die-cast part. We believe these businesses have the potential for rapid growth and complement our core competencies in metals, precision metalworking and the management of complex manufacturing processes.

    The MIM process is particularly well-suited to high volume production of small, complicated metal parts for numerous industries, including computer peripherals, medical instruments, electronics, automotive, power tools and firearms. We sell tungsten carbide parts to various industrial markets and we use these parts internally in our gundrilling operations. Metal-matrix-composite parts, which have high thermal conductivity and tightly controlled thermal expansion characteristics, are used in electronic applications that require heat dissipation and are used in automotive, telecommunication, aerospace and computer products. ThixoFormed-TM- components are used in automotive, electronic and other consumer products. We believe our broad range of products and highest standards of craftsmanship offer growth opportunities in numerous industry applications.